SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 31, 2007

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 31, 2007, the Registrant entered into a new Credit Agreement (the “Credit Agreement”), dated as of August 31, 2007, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein and other financial institutions from time to time party thereto as Lenders; and Wachovia Bank, National Association, as Administrative Agent. The Credit Agreement provides for a credit facility of up to an aggregate of $400 million (the “New Credit Facility”) with an option to increase the size of the facility to $550 million under certain circumstances. The maturity date of the Credit Facility is August 31, 2012. Borrowings under the Credit Facility will bear interest at variable rates, based on either LIBOR plus a negotiated spread (initially 0.80%) or the higher of the federal funds rate plus 0.50% and Wachovia prime rate each plus a negotiated spread (initially 0.00%). The Registrant pays a facility fee on the Credit Facility. Loans made under the Credit Facility may be used to refinance certain existing indebtedness, to provide general working capital, or for general corporate purposes.

As a condition of closing the Credit Facility, the Registrant terminated an existing, undrawn $500 million revolving credit facility which would have matured on January 7, 2010.

Under the terms of the Credit Agreement, the Registrant must maintain certain levels of tangible net worth and observe restrictions on debt levels.

The Credit Agreement is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
99.1	Credit Agreement, dated as of August 31, 2007, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein and other financial institutions from time to time party thereto as Lenders; and Wachovia Bank, National Association, as Administrative Agent.*

*	Filed Herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION (Registrant)

By:	/s/ Preston D. Wigner
Name:	Preston D. Wigner
Title:	Vice President, General Counsel and Secretary

Date: September 4, 2007

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EXHIBIT INDEX

99.1	Credit Agreement, dated as of August 31, 2007, among the Registrant, as Borrower; certain domestic subsidiaries of the Borrower as may from time to time become parties thereto, as Guarantors; the banks named therein and other financial institutions from time to time party thereto as Lenders; and Wachovia Bank, National Association, as Administrative Agent.*

*	Filed Herewith

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